UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC  20549


                            FORM 8-K


                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934


Date of Report (Date of earliest event reported)  August 15, 2006


                      ENERTECK CORPORATION
     (Exact name of registrant as specified in its charter)

                 Commission file number 0-31981


Delaware                                               47-0929885
(State or other jurisdiction                     (I.R.S. Employer
of incorporation)                             Identification No.)


10701 Corporate Drive, Suite 150
Stafford, Texas                                             77477
(Address of principal                                  (Zip Code)
executive offices)


Registrant's telephone number, including area code:(281)240-1787

                         Not applicable
  (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 -  Matters Related to Accountants and Financial
             Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     (a)  On August 15, 2006, our Chief Executive Officer
and Chief Financial Officer concluded, after a discussion with the SEC relating to a comment letter that we recently received (in connection with the SEC's review of a Registration Statement on Form SB-2 which we have filed and other prior Company filings), that the previously-issued audited financial statements for the year ended December 31, 2005 and interim financial statements for the three months ended March 31, 2006 should no longer be relied upon because they do not properly reflect the warrants issued in connection with equity financing received in December 2005. Our Chief Financial Officer has reviewed the accounting treatment of these warrants with our independent accountants. As a result, we will file an amended Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 and an amended Quarterly Report on Form 10-QSB for the three months ended March 31, 2006 to restate the affected financial statements previously filed with the Securities and Exchange Commission as
soon as possible.   We expect that the impact of the
restatement will be to decrease non-cash compensation expense and additional paid-in capital by approximately $2.3 million.


Section 8 - Other Events

Item 8.01 Other Events.

     Our certifying officers are considering the effect of the matters discussed in Item 4.02 to determine the adequacy of our controls and procedures in regard to the previously-issued audited financial statements for the year ended December 31, 2005 and interim financial statements for the three months ended March 31, 2006.

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 ENERTECK CORPORATION
                                 (Registrant)


Dated: August 18, 2006           By: /s/ Richard B. Dicks
                                 Name:   Richard B. Dicks
                                 Title:  Chief Financial Officer